UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2021

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	(001-40856)	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, KORE Group Holdings, Inc. (the “Company”) announced the appointment of certain new officers of the Company.

Executive Vice President and Chief Human Resources Officer

On December 14, 2021, the Board of Directors of the Company (the “Board”) voted to appoint Louise P. Winstone, age 43, as the Company’s Executive Vice President and Chief Human Resources Officer. Ms. Winstone joined the Company in January 2019. From September 2015 to December 2018, Ms. Winstone served as the Senior Vice President and Chief Human Resources Officer at PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, where she oversaw the global Human Resources function in 27 countries. Prior to PRGX, Ms. Winstone was with Barclays Bank in London, United Kingdom and has held a number of other HR roles at Financial and Professional Services firms in the UK. Ms. Winstone holds a Bachelor’s Degree from Middlesex University and a Master’s Degree in HR Management from Oxford Brookes University.

There are no arrangements or understandings between Ms. Winstone and any other person pursuant to which she was selected as Executive Vice President and Chief Human Resources Officer. Ms. Winstone does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Ms. Winstone and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Executive Vice President and Chief Technology Officer

On December 14, 2021, the Board voted to appoint Tushar K. Sachdev, age 48, as the Company’s Executive Vice President and Chief Technology Officer. Mr. Sachdev joined the Company in February 2018. From April 2010 to February 2018, Mr. Sachdev served in various roles with PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, most notably Senior Vice President & Chief Technology Officer starting in July 2013. Mr. Sachdev also previously worked as a Principal Architect with Infosys Technologies Limited from November 2000 to August 2009 and has previously worked with other global outsourcing organizations, including Mastek and NIIT. He has a Bachelor’s Degree in engineering from the University of Mumbai and also a Master’s Degree in economics from the University of London.

There are no arrangements or understandings between Mr. Sachdev and any other person pursuant to which he was selected as Executive Vice President and Chief Technology Officer. Mr. Sachdev does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Mr. Sachdev and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Executive Vice President, Chief Legal Officer and Secretary

On December 14, 2021, the Board voted to appoint Jack W. Kennedy Jr., age 46, as the Company’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Kennedy joined the Company in October 2021. From 2009 to 2013 and from November 2016 to October 2021, he was Vice President and Corporate Counsel for PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, where he provided legal advice on all aspects of the company’s operations. In 2013, Mr. Kennedy started as Senior Vice President & Chief Legal Officer at Streamline Health Solutions, Inc., a provider of healthcare information technology services, where he later became Senior Vice President, Administration and served until 2016. Mr. Kennedy has also served as in-house counsel for Stiefel Laboratories, Inc., a specialty pharmaceutical company. Prior to his in-house legal career, Mr. Kennedy practiced at the law firms of Troutman Sanders LLP in Atlanta, Georgia and Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. He received a JD from Tulane University and a BA and BS from Mercer University and is admitted to the state bars of Texas and Georgia.

There are no arrangements or understandings between Mr. Kennedy and any other person pursuant to which he was selected as Executive Vice President, Chief Legal Officer and Secretary. Mr. Kennedy does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Mr. Kennedy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Senior Vice President and Corporate Controller

On December 14, 2021, the Board voted to appoint R. Michael Thurston, age 57, as the Company’s Senior Vice President and Corporate Controller. Mr. Thurston joined the Company in July 2021. From July 2020 until July 2021, he was an independent consultant. From August 2017 to July 2020, Mr. Thurston was the Global Corporate Controller for Carestream Dental, a manufacturer and global distributor of dental imaging equipment and dental practice management software. From 2003 to April 2017, he held various senior accounting roles at Earthlink, Inc., including Vice President and Chief Accounting Officer beginning in 2015. Mr. Thurston also held senior accounting roles at Cingular Wireless and BellSouth, and he began his career as an accountant at Ernst & Young. He holds a BBA in Accounting from the University of Georgia.

There are no arrangements or understandings between Mr. Thurston and any other person pursuant to which he was selected as Senior Vice President and Corporate Controller. Mr. Thurston does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Mr. Thurston and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: December 20, 2021	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer and Secretary